    As filed with the Securities and Exchange Commission on October 9, 1996

                                            Registration No. 333-_______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                        IMPERIAL CREDIT INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

California                                       6162                             95-4054791
(State of Other Jurisdiction of      (Primary Standard Industrial           (I.R.S. Employer
Incorporation or Organization)       Classification Code Number)         Identification No.)

                           23550 Hawthorne Boulevard
                             Building #1, Suite 110
                              Torrance, CA  90505
                    (Address of Principal Executive Offices)

          1996 STOCK OPTION, DEFERRED STOCK AND RESTRICTED STOCK PLAN
                            (Full Title of the Plan)

                                H. Wayne Snavely
                                   President
                        Imperial Credit Industries, Inc.
                             Building #1, Suite 110
                              Torrance, CA  90505

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                            Thomas J. Poletti, Esq.
                             Susan B. Kalman, Esq.
                  Freshman, Marantz, Orlanski, Cooper & Klein
                        9100 Wilshire Boulevard, 8-East
               Telephone (310) 273-1870, Telecopy: (310) 274-8357

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                               Proposed        Proposed
                                                               Maximum         Maximum
                                                               Offering       Aggregate       Amount of
                                            Amount to be      Price per        Offering      Registration
Title of Securities to be Registered         Registered        Share(1)        Price(1)          Fee
---------------------------------------------------------------------------------------------------------
Common Stock, no par value                 994,900 shares     $36.25(2)      $36,065,125      $12,436.25
---------------------------------------------------------------------------------------------------------
Common Stock, no par value                 460,100 shares     $27.37         $12,592,937      $ 4,342.39
---------------------------------------------------------------------------------------------------------
Common Stock, no par value                  30,000 shares     $32.82         $   986,100      $   340.03
---------------------------------------------------------------------------------------------------------
Common Stock, no par value                  10,000 shares     $30.87         $   308,700      $   106.44
---------------------------------------------------------------------------------------------------------
Common Stock, no par value                   5,000 shares     $30.62         $   153,100      $    52.79
---------------------------------------------------------------------------------------------------------
Total                                                                                         $17,277.90
---------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h)(1).
(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

           The documents containing information specified in this Part I are being separately provided to the Registrant's employees, officers, directors and consultants as specified by Rule 428(b)(1).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


           Item 3. Incorporation of Documents by Reference.

                The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereto from the date of filing of such documents.

                (a) The Registrant's latest Annual Report on Form 10-K.

                (b) All other reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above-referenced annual Report.

                (c) The section of the Registrant's Registration Statement on Form S-1 (File No. 33-45606), entitled "Description of Securities," and Amendments Nos. 1, 2 and 3, filed with the SEC on February 10, 1992, on April 20, 1992, May 7, 1992, and May 18, 1992, respectively.

           Item 4. Description of Securities.

                     Not applicable.

           Item 5. Interests of Named Experts and Counsel.

                     Not applicable.

           Item 6. Indemnification of Directors and Officers.

           Section 317 of the California General Corporation Law (the "CGCL") authorizes a court to award, or a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article 6 of the Registrant's Articles of Incorporation (incorporated by reference as Exhibit 3.1 to the Registration Statement) and Article XI of the Registrant's Bylaws (incorporated by reference as Exhibit 3.2 to the Registration Statement) provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements (incorporated by reference as Exhibit 10.1 to the Registration Statement) with its officers and directors. Pursuant to these indemnification agreements, the Registrant is in certain circumstances permitted to indemnify its directors and officers against certain expenses (including attorneys' fees), judgements, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the Registrant), in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that they were or are directors or officers of the Registrant, if such persons acted in good faith and in a manner they reasonably believed to be in the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the Registrant is in certain circumstances permitted to indemnify its directors and officers against certain expenses incurred in connection with the defense or settlement of a threatened, pending or completed action by or in the right of the Registrant, and against amounts paid in settlement of any such action, if such persons acted in good faith and in a manner they believed to be in the best interests of the Registrant and its shareholders provided that the specified court approval is obtained.

           As permitted by Section 317 of the CGCL, the Articles of Incorporation and By-Laws of the Registrant provide that the Registrant is authorized to provide indemnification for its directors and officers for breach of their duty to the Registrant and its shareholders through bylaw provisions or through agreements with the directors and officers, or both, in excess of the indemnification otherwise permitted by Section 317 of the CGCL. The Registrant's By-laws provide for indemnification of its directors and officers to the maximum extent permitted by Section 317 of the CGCL. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

           The Articles of Incorporation of the Registrant provide that the personal liability of the directors of the Registrant for monetary damages shall be eliminated to the fullest extent permissible under California law. Under
Section 204(a)(10) of the CGCL, the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of the director's duty to the corporation may be eliminated, except for the liability of a director resulting from (i) acts or omissions involving intentional misconduct or the absence of good faith, (ii) any transaction from which a director derived an improper personal benefit, (iii) acts or omissions showing a reckless disregard for the director's duty, (iv) acts or omissions constituting an unexcused pattern of inattention to the director's duty or (v) the making of an illegal distribution to shareholders or an illegal loan or guaranty.

           Item 7. Exemption From Registration Claimed.

                     Not applicable.

           Item 8. Exhibits.

                     Exhibit
                     Numbers
                     -------

                     4.1 1996 Stock Option, Deferred Stock and Restricted Stock Plan.

                     4.2  Form of Stock Option Agreement.

                     5    Opinion of Freshman, Marantz, Orlanski, Cooper &
                          Klein.

                     23.1 Consent of Freshman, Marantz, Orlanski, Cooper & Klein
                          (included in Exhibit 5).

                     23.2 Consent of KPMG Peat Marwick LLP

                     24.1 Power of Attorney (included on signature page of
                          Registration Statement).

                     27   Financial Data Schedule.

           Item 9. Undertakings.

                          The undersigned Registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
            ---------

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---------

                Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, "hereunto duly authorized, in the City of Torrance, State of California, on this 27th day of September, 1996.


                                          IMPERIAL CREDIT INDUSTRIES, INC.


                                          By:/s/ H. WAYNE SNAVELY
                                             -----------------------------------
                                             H. WAYNE SNAVELY
                                             President

                               POWER OF ATTORNEY
                               -----------------

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints H. Wayne Snavely and Kevin E. Villani and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his, her or their substitutes, may lawfully do or cause to done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                            Title                      Date
        ---------                            -----                      ----
/s/ H. WAYNE SNAVELY                 Chairman of the Board,         September 27, 1996
----------------------------------   President and Chief
H. WAYNE SNAVELY                     Executive Officer

/s/ STEPHEN J. SHUGERMAN             President of SPTL and a        September 27, 1996
----------------------------------   Director
STEPHEN J. SHUGERMAN

/s/ KEVIN E VILLANI                  Executive Vice President       September 27, 1996
----------------------------------   and Chief Financial Officer
KEVIN E. VILLANI

/s/ JOSEPH R. TOMKINSON              Director                       September 27, 1996
----------------------------------
JOSEPH R. TOMKINSON

/s/ ROBERT S. MUEHLENBECK            Director                       September 27, 1996
----------------------------------
ROBERT S. MUEHLENBECK


----------------------------------   Director                       September __, 1996
G. LOUIS GRAZIADIO, III

/s/ PERRY A. LERNER                  Director                       September 27, 1996
----------------------------------
PERRY A. LERNER

/s/ JAMES CLAYBURN LAFORCE, JR.      Director                       September 27, 1996
----------------------------------
JAMES CLAYBURN LAFORCE, JR.

                                 EXHIBIT INDEX
                                 -------------

Exhibit
Numbers        Description
-------        -----------

4.1             1996 Stock Option, Deferred Stock and Restricted Stock Plan.

4.2             Form of Stock Option Agreement.

5               Opinion of Freshman, Marantz, Orlanski, Cooper & Klein.

23.1 Consent of Freshman, Marantz, Orlanski, Cooper & Klein (included in Exhibit 5).

23.2            Consent of KPMG Peat Marwick LLP.

24.1 Power of Attorney (included on signature page of Registration Statement).